THIRD AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment To Amended and Restated Loan And Security Agreement (this “Amendment”) dated as of February 3, 2010, is entered into by and among Bell Microproducts Inc., a California corporation (“Administrative Borrower”), Bell Microproducts – Future Tech, Inc., a California corporation (“Future Tech”), Rorke Data, Inc., a Minnesota corporation (“Rorke”), Bell Microproducts Canada – Tenex Data ULC, a Nova Scotia unlimited liability company (“Tenex”), Total Tec Systems, Inc., a New Jersey corporation (“Total Tec”), Forefront Graphics US Inc., an Ontario corporation (“Forefront” and together with Administrative Borrower, Future-Tech, Rorke, Tenex and Total Tec, individually, a “Borrower” and collectively, “Borrowers”), Bell Microproducts Canada Inc., a California corporation (“Bell Micro Canada”), Bell Microproducts Mexico Shareholder, LLC, a Florida limited liability company (“Mexico Shareholder” and together with Bell Micro Canada, collectively, “Guarantors”), Wachovia Capital Finance Corporation (Western) ("Wachovia"), in its capacity as administrative agent for the financial institutions from time to time parties to the Loan Agreement (as defined below) as lenders (each individually, a “Lender” and collectively, “Lenders”) (in such capacity, “Agent”), and Lenders, with reference to the following facts:

RECITALS

A.           Lenders are extending various secured financial accommodations to Borrowers upon the terms of that certain Amended and Restated Loan and Security Agreement dated as of September 29, 2008, among Borrowers, Guarantors, Lenders, Wachovia Capital Markets, LLC in its capacity as lead arranger and sole bookrunner, Agent and Bank of America, N.A. ("BofA"), in its capacity as co-agent, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 10, 2008, and as amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2009 (as amended, the “Loan Agreement”).

B.           Borrowers, Guarantors, Lenders and Agent now desire to amend the Loan Agreement upon the terms and conditions set forth herein.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Borrowers, Guarantors, Lenders and Agent hereby agree as follows:
1. Defined Terms.  Unless otherwise specified herein, any capitalized terms defined in the Loan Agreement shall have the same respective meanings as used herein.

2. Amendments to Loan Agreement.

(a) Required Lenders.  Section 1.115 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Required Lenders’ shall mean, at any time, those Lenders whose Pro Rata Shares based on their respective Commitments aggregate sixty-three percent (63%) or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-three percent (63%) of the then outstanding Obligations are owing; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.”

(b) Revolving Loan Commitment.  Section 1.118 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

" 'Revolving Loan Commitment' shall mean, at any time, as to each Lender, the principal amount set forth below designated as the Revolving Loan Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Revolving Loan Commitments”:

Lender	Revolving Loan Commitment	Pro Rata Share
Wachovia Capital Finance Corporation (Western)	$105,000,000	68.627451%
Bank of America, N.A.	$48,000,000	31.372549%"

(c) Revolving Loan Limit.  Section 1.119 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

" 'Revolving Loan Limit' shall mean $153,000,000."

(d) Excess Availability.  Section 9.14 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“9.14           Excess Availability.  Borrowers shall maintain an average daily Excess Availability during each calendar month, as calculated at the end of such calendar month, of not less than five percent (5%) of the lesser of (a) the Revolving Loan Limit or (b) the average daily Borrowing Base during such calendar month; provided, however, that Excess Availability shall not be less than $7,500,000 at any time.”

3. Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the receipt by Agent or the satisfaction of the following conditions precedent:

(a) Counterparts of this Amendment duly executed and delivered by Borrowers, Guarantors, Agent and Lenders;

(b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist;

(c) The representations and warranties set forth herein and in the Loan Agreement shall be true and correct; and

(d) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4. Guarantors’ Acknowledgement.  Guarantors each hereby acknowledge and consent to the terms, conditions and provisions of this Amendment and to the transactions contemplated hereby.  Bell Micro Canada hereby reaffirms its obligations under its Guarantee, dated as of May 14, 2001, and agrees that it is and shall remain responsible for the Obligations of Borrowers under the Loan Agreement as amended by this Amendment.  Mexico Shareholder hereby reaffirms its obligations under its Guarantee, dated as of October 9, 2003, and agrees that it is and shall remain responsible for the Obligations of Borrowers under the Loan Agreement as amended by this Amendment.

5. Amendment Fee.  Borrowers shall pay an amendment fee in the amount of $102,000 to Agent for the benefit of BofA and Wachovia based upon their respective Pro Rata Shares (after giving effect to this Amendment), which amendment fee shall be due and payable by Borrowers, and fully earned by BofA and Wachovia, on the date of this Amendment.

6. Departing Lender.  The CIT Group/Business Credit, Inc. ("Departing Lender") hereby acknowledges and agrees that effective as of the date hereof: (a) Departing Lender's Commitment (and Revolving Loan Commitment) shall be reduced to Zero Dollars ($-0-); and (b) Departing Lender shall relinquish its rights and be released from its obligations under the Loan Agreement as a Lender; provided, that, Departing Lender shall not relinquish its rights under Sections 2.2, 6.4, 6.10, 11.6 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the date hereof.  On the date hereof, each Lender shall pay to Departing Lender (or to Agent, and Agent shall pay to Departing Lender) an amount equal to such Lender's Pro Rata Share (after giving effect to this Amendment) of the sum of: (i) the principal balance of the Loans held by Departing Lender outstanding as of the close of business on the Business Day immediately preceding the date hereof, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to Departing Lender to the date hereof.

7. Representations and Warranties.  Each Borrower and Guarantor reaffirms that the representations and warranties made to Lenders and Agent in the Loan Agreement and other Financing Agreements are true and correct in all material respects as of the date of this Amendment as though made as of such date and after giving effect to this Amendment.  In addition, each Borrower and Guarantor makes the following representations and warranties to Lenders and Agent, which shall survive the execution of this Amendment.

(a) The execution, delivery and performance of this Amendment are within each Borrower’s and Guarantor’s powers, have been duly authorized by all necessary actions, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on any Borrower or Guarantor.

(b) This Amendment is the legal, valid and binding obligation of each Borrower and Guarantor enforceable against each Borrower and Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally.

(c) No event has occurred and is continuing, after giving effect to this Amendment, which constitutes an Event of Default under the Loan Agreement or any other of the Financing Agreements, or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

8. Continuing Effect of Financing Agreements.  To the extent of any inconsistencies between the terms of this Amendment and the Loan Agreement, this Amendment shall govern.  In all other respects, the Loan Agreement and other Financing Agreements shall remain in full force and effect and are hereby ratified and confirmed.

9. References.  Upon the effectiveness of this Amendment, each reference in any Financing Agreements to “the Agreement”, “hereunder,” “herein,” “hereof,” or of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

10. Governing Laws.  This Amendment, upon becoming effective, shall be deemed to be a contract made under, governed by, and subject to, and shall be construed in accordance with, the internal laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the date first set forth above, to become effective in the manner set forth above.

"Borrowers"	"Guarantors"

BELL MICROPRODUCTS INC.	BELL MICROPRODUCTS CANADA INC.
/s/ William E. Meyer	/s/ Andrew S. Hughes
Name: William E. Meyer	Name: Andrew S. Hughes
Title: EVP & Chief Financial Officer	Title: Vice President & Secretary

BELL MICROPRODCUTS - FUTURE TECH, INC.	BELL MICROPRODUCTS MEXICO SHAREHOLDER, LLC
/s/ Andrew S. Hughes	/s/ Andrew S. Hughes
Name: Andrew S. Hughes	Name: Andrew S. Hughes
Title: Vice President & Secretary	Title: Authorized Representative

RORKE DATA, INC.
/s/ Andrew S. Hughes
Name: Andrew S. Hughes
Title: Vice President & Secretary

BELL MICROPRODUCTS CANADA - TENEX DATA ULC
/s/ Andrew S. Hughes
Name: Andrew S. Hughes
Title: Vice President & Secretary

TOTAL TEC SYSTEMS, INC.
/s/ Andrew S. Hughes
Name: Andrew S. Hughes
Title: Vice President & Secretary

FOREFRONT GRAPHICS US, INC.
/s/ Andrew S. Hughes
Name: Andrew S. Hughes
Title: Vice President & Secretary

"Agents and Lenders"

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent and Lender
/s/ Dennis King
Name: Dennis King
Title: Vice President

BANK OF AMERICA, N.A., as Lender
/s/ Robert M. Dalton
Name: Robert M. Dalton
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as Departing Lender
/s/ Kirk Wolverton
Name: Kirk Wolverton
Title: Director